EXHIBIT 99.1
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           HOLLINGER INTERNATIONAL COMMENTS ON FAVORABLE COURT RULING

             RULING VINDICATES LEGAL POSITION, ALLOWS COMPANY TO ACT
                      IN BEST INTEREST OF ALL SHAREHOLDERS

New York, NY, February 26, 2004 - Hollinger International Inc. (NYSE:HLR) today stated that it is extremely pleased that the ruling issued today by Vice Chancellor Leo E. Strine, Jr. in Delaware Chancery Court will allow the Company to act in the best interest of all of its shareholders. The Court has vindicated the Company's legal position.

Hollinger International Inc. is a global newspaper publisher with English-language newspapers in the United States, Great Britain, and Israel. Its assets include THE DAILY TELEGRAPH, THE SUNDAY TELEGRAPH and THE SPECTATOR magazine in Great Britain, the CHICAGO SUN-TIMES and a large number of community newspapers in the Chicago area, THE JERUSALEM POST and THE INTERNATIONAL JERUSALEM POST in Israel, a portfolio of new media investments and a variety of other assets.

Cautionary Statement on Forward-Looking Statements. Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe", "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Hollinger International Inc. with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.


CONTACTS:

US/CANADA MEDIA
Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

UK MEDIA
Jeremy Fielding
Kekst and Company
1-212-521-4825
jeremy-fielding@kekst.com